Exhibit 4.2

CERDELINX TECHNOLOGIES, INC.

SPECIAL 2002 STOCK OPTION PLAN

As Adopted Effective July 9, 2002

1.                                       Purpose.

(a)           The purpose of the Cerdelinx Technologies, Inc. Special 2002 Stock Option Plan (the “Plan”) is to provide a means whereby selected eligible employees of Cerdelinx Technologies, Inc., a California corporation (the “Company”), and its Affiliates, if any, as defined below, may be given a favorable opportunity to acquire common stock of the Company (the “Common Stock”), thereby encouraging such persons to accept or continue a qualifying relationship with the Company; increasing the interest of such persons in the Company’s welfare through participation in the growth and the value of the Common Stock; and furnishing such persons with an incentive to improve operations and increase profits of the Company. The term “Affiliate” or “Affiliates” as used in the Plan shall mean any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”).

                                (b)           To accomplish the foregoing objectives, the Plan provides a means whereby employees may receive options to purchase Common Stock.

                                (c)           All stock options granted under the Plan shall be made in compliance with the applicable requirements of Section 25102(f) of the California Corporations Code so that the qualification of those securities shall not be required in the State of California.

                2.             Stock Option.        Stock options granted pursuant to the Plan may only be Non-Statutory Stock Options (“NSOs”). An NSO shall mean any option not intended to meet the requirements of Section 422 of the Code.

                3.             Administration.    The Board of Directors (the “Board”), whose authority shall be plenary, shall administer the Plan, unless and until such time as the Board delegates administration of the Plan pursuant to subsection (3)(b), below.

(a)           The Board, whose determinations shall be conclusive, shall have the power, subject to and within the limits of the express provisions of the Plan:

(i)            To grant options pursuant to the Plan;

(ii)           To determine from time to time which of the eligible persons described in Section 5, below, shall be granted options under the Plan, the number of shares for which each option shall be granted, the term of each granted option and the time or times during the term of each option within which all or a portion of each option may be exercised (which at the Board’s discretion may be accelerated, if allowed under applicable law.)

(iii)          To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for its administration.  The Board, in the exercise of this power, shall generally determine all questions for policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement with respect to the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)          To grant options in exchange for cancellation of options granted earlier at different exercise prices;

(v)           To prescribe the terms and provisions of each option granted (which need not be identical) and the form of written instrument that shall constitute the option agreement;

(vi)          To amend the Plan as provided in Section 11, below;

(vii)         Generally, to exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

                                (b)           The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board’s powers under subsection 3(a) above) to a committee acting under the authority of the Board. In the event that the Company has registered any equity security under section 12 of the Securities Act of 1934, as amended (the “Act”), such committee shall consist of not less than two (2) members of the Board each of whom shall be a “disinterested person” and an “outside director”.  A member of the Board is a “disinterested person” if at the time she exercises discretion in administering the Plan she is not eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company (or Affiliate) entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company (or Affiliate), or if she otherwise satisfies the requirements of a “disinterested person” within the meaning of Rule 16b-3 of the Act.  A member of the Board is an “outside director” if she is not a current employee of the Company (or Affiliate”), is not a former employee of the Company (or Affiliate) who is receiving compensation for prior services, was not an officer of the Company (or Affiliate) at any time, and currently is not receiving compensation for personal services to the Company (or Affiliate) in any capacity other than as a member of the Board, or if she otherwise satisfies the requirements of an “outside director” as such term is defined for purpose of Section 162(m) of the Code.  The Board shall have complete discretion to determine the composition, structure, form, term and operation of any committee established to administer the Plan.  The Board at any time may revest in the Board the administration of the Plan.

4.                                       Shares Subject to Plan and to Option.

(a)           Subject to the provisions of Section 10, below (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate of six hundred eighty-five thousand two hundred twenty-two

(685,222) shares of the Company’s authorized Common Stock and they may be unissued shares, reacquired shares, or shares bought on the market for the purpose of issuance under the Plan.  If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purpose of the Plan.

5.                                       Eligibility.

(a)           Only employees of the Company and its Affiliates are eligible to receive option grants under the Plan.

(b)           Any employee may hold more than one (1) option at any time.

6.             Terms of Options.                Options granted pursuant to the Plan need not be identical, but each option shall be granted within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, shall specify the number of shares to which it pertains and shall be subject to the following terms and conditions:

(a)           The purchase price of each option shall be determined by the administrator of the Plan at the time the option is granted, and may be less than, equal to, or more than the fair market value of the stock subject to the option on the date the option is granted.  For all purposes of the Plan, the fair market value of the Common Stock shall be, if the stock is publicly traded, its closing bid price on NASDAQ or the over-the-counter market, or if is traded on another stock exchange, the last price at which it traded on such exchange.  If the stock is not publicly traded, the fair market value shall be such as is determined in good faith by the Board of Directors by taking into consideration the following factors: the Company’s net worth, prospective earning power and dividend-paying capacity, and other relevant factors.

“Other relevant factors” include the goodwill of the business; the economic outlook in the particular industry; the Company’s position in the industry and its management; the degree of control of the business represented by the bloc of the stock to be valued; and the values of securities of corporations engaged in the same or similar line of business which are listed on a stock exchange.  In addition to the relevant factors described above, consideration shall also be given to nonoperating assets including proceeds of life insurance policies payable to or for the benefit of the Company, the extent such nonoperating assets have not been taken into account in the determination of net worth, prospective earning power, and dividend-earning capacity.

(b)           The term of any option shall not be greater than ten (10) years from the date it was granted.

(c)           An option by its terms, shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable, during the lifetime of the option holder, only by the individual to whom the option is granted.  Notwithstanding the above, if an employee is determined to be incompetent by a court of proper jurisdiction, his or her legal representative may exercise the option on his or her behalf.

(d)           Not used.

(e)           Options under the Plan may be exercised by a participant regardless of whether she is employed by the Company or an Affiliate at the time of exercise.

(f)            Upon the termination of a participant’s employment (defined as the date the participant is not longer employed by either the Company or any of its Affiliates), his or her rights to exercise an option then held by him or her shall be only as follows:

                (i)            If a participant’s employment is terminated for any reason other than death of the participant, she may, within not less than three (3) months following such termination, or with such longer period as the Board may fix, exercise the option to the extent such option was exercisable by the participant on the date of termination of his employment, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of the termination of his employment, provided, the date of exercise is in no event after the expiration of the term of the option.  However, if the participant’s employment is terminated due to the Disability (within the meaning of Section 22(e) of the Code) of the participant, then this paragraph 6(f)(i) shall apply to such participant by substituting twelve (12) for three (3) months.

                (ii)           If a participant’s employment is terminated by death, his estate shall have the right for a period of not less than twelve (12) months following the date of death, or for such longer period as the Board may fix, to exercise the option to the extent the participant was entitled to exercise such option on the date of death, or to the extent otherwise specified by the Board, which may so specify, at a time that is subsequent to the date of the death, provided the actual date of exercise is in no event after the expiration of the term of the option.  A participant’s estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the participant’s death.

(g)           Option may also contain such other provisions, which shall not be inconsistent with any of the foregoing term, as the Board shall deem appropriate.  No option, however, nor anything contained in the Plan, shall confer upon any employee any right to continue in the employ of the Company (or Affiliate) nor limit in any way the right of the Company (or Affiliate) to terminate his or her employment at any time.

(h)           Subject to any required action by the Company’s shareholders, if upon the consummation of any merger or consolidation, the shareholders of the Company as constituted immediately prior to such merger or consolidation hold more than 50% of the total outstanding voting stock of the surviving or acquired entity immediately after such merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled, provided, the excess of the aggregate fair market value of the shares subject to the option immediately after such merger or consolidation over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the option immediately before such merger and consolidation over the aggregate option price of such shares.  Upon the consummation of a dissolution or liquidation of the Company or a merger or consolidation in which the Company’s shareholders as constituted immediately prior to the merger of consolidation hold less than 50%

of the total outstanding voting stock of the survived or acquired entity immediately after such merger or consolidation, each outstanding option shall terminate, unless the surviving or acquired corporation in the case of the merger or consolidation assumes outstanding options or replaces them with substitute options and (i) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares; and (ii) the new option or the assumption of the old option does not give the employee additional benefits which she did not have under the old option.

7.                                       Payments Upon Exercise.

(a)           The purchase price of stock sold pursuant to an option shall be paid in such consideration permitted by the applicable option agreement evidencing such option.

(b)           The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by such exercise.

(c)           Where the Company has or will have a legal obligation to withhold taxes relating to the exercise of any stock option, such option may not be exercised, in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.

                8.             Use of Proceeds from Stock.      Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

                9.             Stock Transfer Restrictions; Repurchase Provisions.   Stock issued pursuant to the exercise of options granted under the Plan shall be subject to those stock transfer restrictions and repurchase provisions which shall be set forth in a Stock Option Agreement (the “Agreement”), substantially in the form attached hereto as Exhibit A.  Each individual shall be required to execute such agreement prior to receiving his or her shares.

                10.           Adjustments of and Changes in the Stock.     Subject to the provisions set forth in subsection 6(h), above, in the event the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each such outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.

Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events.  In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.  No right to purchase factional shares shall result from any adjustment in options pursuant to this Section 10.  In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share.  Notice of any adjustment shall be given by the Company to each holder of an option which shall be so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

                11.           Amendment of the Plan.     The Board at any time and from time to time, may amend the Plan, subject to the limitation, however, that except as provided in Section 10 (relating to adjustments upon changes in stock), no amendment shall be effective, unless approved, within twelve (12) months before or after the date of such amendment’s adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote, where such amendment will:

(b)                                 increase the number of shares reserved for options under the Plan;

(c)                                  materially modify the requirements of Section 5 as to eligibility for participation in the Plan; or

(d)                                 materially increase the benefits accorded to participant under the Plan.

                Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent, which may be obtained in any manner deemed by the Board to be appropriate, of the person to whom the option was granted.

                12.           Termination or Suspension of the Plan.  The Board at any time may suspend or terminate the Plan.  The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  An option may not be granted under the Plan while the Plan is suspended or after it is terminated.

                Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board deems appropriate.

                13.           Time of Granting Options.  The date of an option hereunder shall, for all purposes, be the date on which the Board (or committee under authority of the Board) makes the determination granting such option.

                14.           Listing, Qualification or Approval of Stock; Approval of Options.    All options granted under the Plan are subject to the requirement that if at any time the Board shall determine in its discretion that listing or qualification of the shares of the stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the shareholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares under the option, the option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

                15.           Binding Effect of the Conditions.      The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of the shares of the Company owned by the participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made, except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates for the stock represented thereby, except strictly in accordance with the provisions of this Plan.

                16.           Effective Date of Plan.   The Plan shall become effective as determined by the Board but no options granted under it shall be exercisable until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote.  If such shareholders approval is not obtained within twelve (12) months before or after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued. Subject to such limitation, the Board may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

                17.           Gender.  The use of any gender specific pronoun or similar term is intended to be without legal significance as to gender.